STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT dated as of October 21, 1996 between TEARDROP GOLF COMPANY, a Delaware corporation (the "Company") and RUDY A. SLUCKER (hereinafter referred to as the "Optionee").

                              W I T N E S S E T H:

      WHEREAS, the Company proposes to issue stock options (the "Options") to Optionee to purchase 250,000 shares (the "Shares") of Common Stock of the Company, $.01 par value per share (the "Common Stock"); and

      NOW, THEREFORE, in consideration of the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Grant. The Optionee is hereby granted the right to purchase, at any time from October 21, 1996 until October 20, 2001 at 5:00 p.m., New York time (the "Option Exercise Term"), 250,000 Shares at an initial exercise price (subject to adjustment as provided in Article 7 hereof) of $4.50 per Share.

      2. Option Certificate. An option certificate (the "Option Certificate") shall be delivered to Optionee pursuant to this Agreement in the form set forth in Exhibit A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement

      3. Exercise of Options. The Options are exercisable at a price of $4.50 per share of Common Stock payable in cash or by certified check to the order of the Company, subject to adjustment as provided in Article 7 hereof. Upon surrender of the Option Certificate with the Form of Election, attached hereto as Exhibit B, duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares at the Company's principal executive offices, the registered holder of the Option Certificate ("Holder") shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by each Option Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional Shares). In the case of the purchase of less than all the Shares, the Company shall cancel said Option Certificate upon the surrender thereof and shall execute and deliver a new Option Certificate of like tenor for the balance of the Shares.

      4. Issuance of Certificates. Upon the exercise of the Options, the issuance of certificates for the Shares purchased shall be made forthwith (and in any event within three business days thereafter) without charge to the Holder thereof including, and such certificates shall (subject to the provisions of Article 5 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

            The Option Certificate and the certificates representing the Shares shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

            Upon exercise, in part or in whole, of the Options, certificates representing the Shares purchased (collectively, the "Option Securities"), shall bear a legend substantially similar to the following:

            "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act, (ii) to the extent applicable, pursuant to Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

      5. Restriction on Transfer of Options. The Holder of the Option Certificate, by its acceptance thereof, covenants and agrees that the Options are being acquired as an investment and not with a view to the distribution thereof.

      6.    Price.

            6.1. Initial and Adjusted Exercise Price. The initial exercise price of each Option shall be $4.50 per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Article 7 hereof.

            6.2. Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

      7. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Options with respect to the Shares and the number of Shares purchasable upon exercise of the Options. In the event the Exercise Price per Share and/or the number of Shares so purchasable is adjusted, then the Exercise Price of the Options shall be adjusted in the same proportion.


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

            7.1. Computation of Adjusted Price. In case the Company shall at any time after the date hereof pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, then upon such dividend or distribution the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing:

                  (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by

                  (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

                  For the purposes of any computation to be made in accordance with the provisions of this Section 7.1, the Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution.

            7.2. Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

            7.3. Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 7, the number of Shares issuable upon the exercise of each Option shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Options immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

            7.4. Reclassification, Consolidation, Merger, etc. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owners of the Shares immediately prior to any such events, at a price equal to the product of (x) the number of shares of Common Stock issuable upon exercise of the Holder's Options and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Options.


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

            7.5. Determination of Outstanding Shares of Common Stock. The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of options, rights and upon the conversion or exchange of convertible or exchangeable securities.

      8. Replacement of Option Certificates. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Option Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Option, if mutilated, the Company will make and deliver a new Option Certificate of like tenor, in lieu thereof.

      9.    Elimination of Fractional Interests.

            The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Option, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

      10.   Reservation of Securities.

            The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Option, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Options and payment of the Exercise Price therefor, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

      11.   Rights of Option Holder.

            Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company.

      12.   Notices.

            All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

            (a) If to Optionee, to the address of the Optionee as shown on the books of the Company; or


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

            (b) If to the Company, to the address of the Company's principal executive officers or such address as the Company may designate.

      13.   Supplements and Amendments.

            The Company and the Optionee may from time to time supplement or amend this Option Agreement without the approval of any Holder of the Option Certificate in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Optionee may deem necessary or desirable and which the Company and the Optionee deem not to adversely affect the interests of the Holder of the Option Certificate.

      14.   Successors.

            All the covenants and provisions of this Agreement by or for the benefit of the Company and the Optionee inure to the benefit of their respective successors and assigns hereunder.

      15.   Governing Law.

            This Agreement and each Option Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State.

      16.   Counterparts.

            This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.


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

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              TEARDROP GOLF COMPANY


                              By: /s/ Fred Hochman
                                 ------------------------------
                              Name:   Fred Hochman
                              Title:

                              OPTIONEE


                              /s/ Rudy A. Slucker
                              -------------------
                              Rudy A. Slucker


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

                                    EXHIBIT A

                                                               __________ Shares

      THE SECURITIES ISSUABLE UPON EXERCISE OF STOCK OPTIONS ISSUED PURSUANT TO THE STOCK OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (ii) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                              TEARDROP GOLF COMPANY

                            Stock Option Certificate

      TearDrop Golf Company (the "Company"), a Delaware Corporation, hereby grants to the person named below an option to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Option") under and subject to the Stock Option Agreement between the Company and ______________ (the "Agreement") exercisable on the following terms and conditions and those set forth in connection with this certificate:

     Name of Optionee:
                       ---------------------------------------------------------
              Address:
                       ---------------------------------------------------------

                       ---------------------------------------------------------

  Social Security No.:
                       ---------------------------------------------------------
     Number of Shares:
                       ---------------------------------------------------------
         Option Price:
                       ---------------------------------------------------------
        Date of Grant:
                       ---------------------------------------------------------

                             Exercisability Schedule
                             -----------------------
                                                Exercise Period
                                                ---------------
   Number of Shares Subject to Option     Commencement       Expiration Date
   ----------------------------------     ------------       ---------------
                                             Date
                                             ----

      The Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended. By acceptance of this Option, the Optionee agrees to the terms and conditions hereof.

                              TEARDROP GOLF COMPANY

                        Stock Option Terms And Conditions

      1. Agreement Incorporated by Reference. This Option is issued pursuant to the terms of the Stock Option Agreement (the "Agreemenet) between TearDrop Golf Company, a Delaware corporation (the "Company) and Rudy A. Slucker. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Agreement. This certificate does not set forth all of the terms and conditions of the Agreement, which are incorporated herein by reference.

      2. Option Price. The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

      3. Exercisability Schedule. This Option may be exercised at any time and from time to time for the number of shares and in accordance with the Agreement. This Option may not be exercised as to any shares after the Expiration Date.

      4. Method of Exercise. To exercise this Option, the Optionholder shall deliver written notice of exercise to the President of the Company specifying the number of shares with respect to which the Option is being exercised accompanied by payment of the Option Price for such shares in cash or by certified check. Promptly following such notice, the Company will deliver to the Optionee a certificate representing the number of shares with respect to which the Option is being exercised.

      5. Rights as a Stockholder. The Optionee shall not have any rights as a stockholder of the Company in respect of shares as to which the Option shall not have been exercised and payment made as provided above.

      6. Recapitalization, Mergers, Etc. As provided in the Agreement, in the event of certain corporate transactions affecting the Company's outstanding Common Stock, the number and kind of shares subject to this Option and the exercise price hereunder Committee shall be adjusted.

      7. Compliance with Securities Laws. It shall be a condition to the Optionee's right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (b) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

      8. Payment of Taxes. The Optionee shall pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law with respect to the exercise of this Option.

                                        TEARDROP GOLF COMPANY


                                       By: /s/ Fred Hochman
                                          ------------------------

ACCEPTED:


/s/ Rudy A. Slucker
-------------------------------

                                    EXHIBIT B

                          FORM OF ELECTION TO PURCHASE

            The undersigned hereby irrevocably elects to exercise the right, represented by this Option Certificate, to purchase _________ Shares of Common Stock and herewith tenders in payment for such securities, cash or a certified or official bank check payable to the order of TearDrop Golf Company in the amount of $_____________, all in accordance with the terms of that Stock Option Agreement dated as of ____________. The undersigned requests that a certificate for such securities be registered in the name of _________________________, whose address is _________________________________.


Date:                                 Signature:
                                                -------------------------------*


                                          --------------------------------------
                                          (Insert Social Security or Other
                                          Identifying Number of Holder)

                                    * Signature must conform in all respects to name of holder as specified on the face of the Option Certificate.